UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2015

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2015, Whit Cluff resigned as the Chief Financial Officer of Inception Mining Inc. (the “Company”) and the Board of Directors of the Company appointed Trent D’Ambrosio as the Chief Financial Officer of the Company on that same date.

Mr. D’Ambrosio has been a Director of Inception Mining Inc. since February 28, 2013. From October 2011 through the March 2013, Mr. D’Ambrosio has held the positions of Interim Chief Executive Officer and Chief Financial Officer of Inception Holdings LLC, a resource exploration company, and is the responsible for the overall strategic direction for the organization. His professional record includes 25 years of management and financial services experience with companies ranging from Fortune 500 companies to start ups. From February 2008 to December 2012, he was the acting Chief Financial Officer and consulting to a Fund of Hedge Funds and Private Equity. Prior to this, from September 2002 to September 2007, he served as the Chief Financial Officer for the D’Ambrosio Auto Group. He has held leadership positions with MCI, World Com, and Montana Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: November 13, 2015	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer